Exhibit 99.1

         BTU International Reports First Quarter 2007 Results

    First quarter net income $0.7 million on sales of $15.2 million


    NORTH BILLERICA, Mass.--(BUSINESS WIRE)--April 24, 2007--BTU International, Inc. (Nasdaq: BTUI), a leading supplier of advanced thermal processing equipment for the electronics manufacturing and alternative energy markets, today announced its financial results for the first quarter ended April 1, 2007.

    Net sales for the quarter were $15.2 million, compared to $16.6 million in the preceding quarter, and compared to $20.9 million for the first quarter of 2006.

    Net income for the 2007 first quarter was $0.7 million, or $0.07 per diluted share, compared to net income of $1.0 million, or $0.11 per diluted share, reported in the preceding quarter, and compared to net income of $2.6 million, or $0.28 per diluted share, in the first quarter of fiscal 2006.

    Commenting on the company's performance, Paul J. van der Wansem, chairman and CEO, said, "In spite of the lower sales, we are generally pleased with our progress and with the ability to leverage our business model to produce increasing margins and a favorable cash flow. Our overall sales were impacted by a continuing industry-wide slowdown in electronics manufacturing, partially offset by an increase in alternative energy sales."

    Outlook

    "Looking ahead, we anticipate a firming of the business outlook for electronics manufacturing in the second half of this year," said van der Wansem. "The alternative energy industry continues to look strong, especially as trends toward higher volume manufacturing drive customers to our high throughput, high yield equipment. In addition, we plan to introduce several new products in the third quarter, expanding our process capabilities for both the solar and PC assembly markets. All in all, for the second quarter we see sales flat and earnings in line with the first quarter. Furthermore, we anticipate increasing bookings related to the alternative energy markets, supporting our view for a stronger second half."

    Teleconference and Simultaneous Webcast

    BTU will be discussing its financial results, along with its outlook for the second quarter of 2007, in a conference call to be held today, April 24, at 5:00 p.m. Eastern Time. A webcast of the conference call will be available on BTU's website at www.btu.com or at www.streetevents.com. Replays of the call will be available through May 11, 2007, and can be accessed at these websites or by phone at
(888) 203-1112, pass code 5934351.

    About BTU International

    BTU International is a market-leading supplier of advanced thermal processing equipment to the electronics manufacturing and alternative energy markets. BTU manufactures reflow furnaces for printed circuit board assembly as well as for wafer-level packaging and die-level packaging. Furthermore, BTU provides thermal process equipment for the solar cell, fuel cell and nuclear fuel industries. BTU, with headquarters in North Billerica, MA, operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's website at www.btu.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This news release contains express or implied forward-looking statements regarding, among other things: (i) the company's expectation of sales in the second quarter, (ii) the company's expectation for continuing profitability, and (iii) the company's expectation for business in the Electronics Manufacturing and Alternative Energy markets. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission, including but not limited to the company's Annual Report on Form 10-K for the year ended December 31, 2006. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. All information set forth in this press release is as of April 24, 2007, and, unless otherwise required by law, the company disclaims any obligation to revise or update this information in order to reflect future events or developments.


                       BTU INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data)

                                                  Three Months Ended
                                                 ---------------------
                                                 April 1,   April 2,
                                                    2007       2006
                                                 ---------- ----------

Net sales                                          $15,164    $20,935
Costs of goods sold                                  8,600     12,903
                                                 ---------- ----------

  Gross profit                                       6,564      8,032

Operating expenses:

   Selling, general and administrative               4,543      4,405
   Research, development and engineering
                                                     1,371        928
                                                 ---------- ----------

Operating income                                       650      2,699

Interest income                                        266         91
Interest expense                                      (166)       (70)
Other loss, net                                        (16)       (45)
                                                 ---------- ----------

Income before provision for income taxes               734      2,675


Provision for income taxes                             (75)       (54)
                                                 ---------- ----------

Net income                                            $659     $2,621
                                                 ========== ==========

Income per share:
   Basic                                             $0.07      $0.29
   Diluted                                           $0.07      $0.28

Weighted average number of shares outstanding:

   Basic shares                                  9,218,358  9,009,347
   Effect of dilutive options                      194,142    398,100
                                                 ---------- ----------

   Diluted shares                                9,412,500  9,407,447
                                                 ========== ==========


                       BTU INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)


                                                     April 1, December
                                                                 31,
Assets                                                2007     2006
                                                     -------- --------

Current assets
 Cash and cash equivalents                           $27,686  $25,100
 Accounts receivable                                  14,587   16,149
 Inventories                                          16,068   17,357
 Other current assets                                    642      528
                                                     -------- --------

      Total current assets                            58,983   59,134
                                                     -------- --------

Property, plant and equipment, net                     4,445    4,156

Other assets, net                                      2,310    2,397
                                                     -------- --------

              Total assets                           $65,738  $65,687
                                                     ======== ========

Liabilities and stockholders' equity

Current liabilities
 Current portion of long-term debt                      $268     $268
 Trade accounts payable                                4,276    5,023
 Other current liabilities                             5,075    5,029
                                                     -------- --------

      Total current liabilities                        9,619   10,320

Long-term debt, less current portion                   9,490    9,552

Long-term deferred compensation                            -      283

Long-term liabilities                                    600      600
                                                     -------- --------

              Total liabilities                       19,709   20,755
                                                     -------- --------

      Total stockholders' equity                      46,029   44,932
                                                     -------- --------

              Total liabilities and stockholders'
               equity                                $65,738  $65,687
                                                     ======== ========

    CONTACT: Company Contact:
             BTU International, Inc.
             Tom Kealy, 978-667-4111 Ext. 106
             Vice President, CAO
             or
             Agency Contact:
             For BTU International
             Bill Monigle, 941-497-1622
             IR Counsel